Please read the following Agreement carefully. By clicking "I Agree" when this option is made available to you, you understand this constitutes your electronic signature and you accept/agree to be bound by and abide by the terms and conditions of the Agreement. If you do not want to accept/agree to the terms and conditions of the Agreement, you must click "I Do Not Agree."

AGENT BROKER GENERAL AGREEMENT FOR INDIVIDUAL MARKET FEDERALLY-FACILITATED EXCHANGES AND STATE-BASED EXCHANGES ON THE FEDERAL PLATFORM

THIS AGENT BROKER GENERAL AGREEMENT ("Agreement") is entered into between the agent, broker, or entity who established this account and whose name appears on the Marketplace Learning Management System (MLMS) account ("AB") and the Centers for Medicare & Medicaid Services ("CMS"), the entity responsible for the management and oversight of the Federally-facilitated Exchange ("FFE") and the Federal eligibility and enrollment platform upon which certain State-based Exchanges rely for eligibility and enrollment functionality (SBE-FPs), pursuant to Section 1312(e) of the Affordable Care Act ("ACA") and the regulations promulgated thereunder, as codified in 45 CFR 155.220(d).

I. BACKGROUND

Section 1312(e) of the ACA provides that the Secretary of the U.S. Department of Health and Human Services shall establish procedures under which Agents or Brokers may participate in an Exchange. 45 CFR 155.220 provides that Agents and Brokers may enroll individuals in a Qualified Health Plan ("QHP") as soon as the QHP is offered through an Exchange in the State; and may also assist individuals in applying for enrollment in a QHP through the Exchange, Advance Payments of the Premium Tax Credits ("APTCs") and/or Cost-Sharing Reductions ("CSRs"), to the extent that Agents and Brokers are permitted to do so by the State in which they operate.

45 CFR 155.220(d) requires all Agents or Brokers enrolling Qualified Individuals in QHPs in a manner that constitutes enrollment through the Exchange, or assisting Qualified Individuals in applying for QHPs, APTCs and CSRs, to comply with the terms of an agreement between the Agent or Broker and the Exchange.

Pursuant to section 155.220(d) and subject to State law, this Agreement establishes the standards and requirements for AB to: (a) assist Consumers, Applicants, Qualified Individuals, and Enrollees in applying for eligibility for QHPs, APTCs, and/or CSRs; and (b) enroll Qualified Individuals in a QHP through the individual market FFEs and SBE-FPs in a manner that constitutes enrollment through an Exchange.

II. DEFINITIONS

Terms in this paragraph are defined pursuant to federal regulations, and are subject to change through future rulemaking.

a. *Agent or broker*: Has the meaning set forth in 45 CFR 155.20.

b. *Advance Payments of the Premium Tax Credit (APTC)*: Has the meaning set forth in 45 CFR 155.20.

c. *Applicant*: Has the meaning set forth in 45 CFR 155.20.

d. *Cost-sharing Reduction (CSR)*: Has the meaning set forth in 45 CFR 155.20.

e. *Consumer*: A person who, for himself or herself, or on behalf of another individual, seeks information related to eligibility or coverage through a Qualified Health Plan (QHP) or other Insurance Affordability Program, or whom an agent or broker (including Web-brokers), Navigator, Issuer, Certified Application Counselor, or other entity assists in applying for a coverage through QHP, applying for APTCs and CSRs, and/or completing enrollment in a QHP through its web site for individual market coverage.

f. *Enrollee*: As defined for the purposes of this Agreement, an individual enrolled in a QHP or other Insurance Affordability Program.

g. *Federally-facilitated Exchange (FFE)*: As defined for the purposes of this Agreement, an Exchange established by HHS and operated by CMS under Section 1321(c)(1) of the Affordable Care Act for individual market coverage.

h. *Insurance Affordability Program*: A program that is one of the following:

(1) A State Medicaid program under title XIX of the Social Security Act.

(2) A State children's health insurance program (CHIP) under title XXI of the Social Security Act.

(3) A State basic health program established under section 1331 of the Affordable Care Act.

(4) A program that makes coverage in a Qualified Health Plan through the Exchange with Advance Payments of the Premium Tax Credit established under section 36B of the Internal Revenue Code available to Qualified Individuals.

(5) A program that makes available coverage in a Qualified Health Plan through the Exchange with Cost-sharing Reductions established under section 1402 of the Affordable Care Act.

i. *Personally Identifiable Information (PII):* Has the meaning contained in OMB Memoranda M-07-16 (May 22, 2007) and means information which can be used to distinguish or trace an individual's identity, such as their name, social security number, biometric records, etc., alone, or when combined with other personal or identifying information that is linked or linkable to a specific individual, such as date and place of birth, mother's maiden name, etc.

j. *Qualified Health Plan (QHP)*: Has the meaning set forth in 45 CFR 155.20.

k. *Qualified Individual*: Has the meaning set forth in 45 CFR 155.20.

l. *State-based Exchange on the Federal platform (SBE-FP):* As defined for purpose of this Agreement, an Exchange established by a State that receives approval under 45 CFR 155.106(c) to utilize the Federal platform to support select eligibility and enrollment functions.

III. OBLIGATIONS AND CONDITIONS

To enroll Qualified Individuals in a QHP in a manner that constitutes enrollment through the FFE or SBE-FP and to assist individuals in applying for APTCs and CSRs, AB hereby agrees to:

a. Register with the FFE in advance of assisting Consumers, Applicants, Qualified Individuals, and Enrollees, or enrolling Qualified Individuals in QHPs through the FFE or SBE-FP;

b. Receive training in the range of QHP options and insurance affordability programs offered through the FFE or SBE-FP;

c. Comply with the privacy and security standards adopted by the FFE as a condition of a separately executed agreement with CMS pursuant to 45 CFR 155.260(b);

d. Comply with all applicable State law related to Agents and Brokers in each state in which AB operates, including but not limited to State laws related to confidentiality and conflicts of interest; and State laws related to appointments, as a condition of enrolling Consumers, Applicants, Qualified Individuals, and Enrollees in QHPs through the FFE or SBE-FP;

e. Maintain valid licensure in every state that AB assists Consumers, Applicants, Qualified Individuals, and Enrollees in applying for or obtaining coverage under a QHP through an FFE or SBE-FP;

f. Comply with the Affordable Care Act and all applicable current and future regulations and guidance; and

g. Comply with any and all other applicable laws, statutes, regulations or ordinances of the United States of America, and any Federal Government agency, board or court, that are applicable to the conduct of the activities that are the subject of this Agreement, including but not necessarily limited to the Health Insurance Portability and Accountability Act (HIPAA); Section 6103(b)(2) of the Internal Revenue Code; any additional and applicable standards required by statute, and any regulations or policies implementing or interpreting such statutory provisions hereafter issued by CMS. In the event of a conflict between the terms of this Agreement and, any statutory, regulatory, or sub-regulatory guidance released by CMS, the statutory, regulatory, or sub-regulatory guidance released by CMS shall control.

IV. MISCELLANEOUS

a. Effective Date, Term and Renewal. This Agreement becomes effective on the date that AB electronically executes this Agreement and ends on the day before the first day of the open enrollment period under 45 CFR 155.410(e)(2) for the benefit year beginning January 1, 2018. This Agreement is renewable for subsequent one (1)-year terms upon thirty (30) Days' advance written notice to AB at CMS's sole and absolute discretion.

b. Termination and Reconsideration.
   i. The termination of this Agreement and the reconsideration of any such termination shall be governed by the termination and reconsideration standards adopted by the FFE under 45 CFR 155.220.
   ii. Termination for Failure to Maintain Valid State Licensure. AB acknowledges and agrees that valid state licensure in each state in which AB assists Consumers, Applicants, Qualified Individuals, and Enrollees in applying for or obtaining coverage under a QHP through an FFE or SBE-FP is a condition to AB's authority under this Agreement. Accordingly, CMS may terminate this Agreement upon thirty (30) Days' prior written notice if AB fails to maintain valid licensure in at least one FFE or SBE-FP state and in each state that ABE facilitates enrollment in a QHP through an FFE or SBE-FP. Any such termination shall be governed by the termination and reconsideration standards adopted by the FFE under 45 CFR 155.220(g).

c. Notice. All notices specifically required under this Agreement shall be given in writing and shall be delivered as follows:

If to CMS:
Centers for Medicare & Medicaid Services (CMS)
Center for Consumer Information & Insurance Oversight (CCIIO)
Attn: Office of the Director
Room 739H
200 Independence Avenue, SW
Washington, DC 20201

If to AB, to AB's address on record.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when the appropriate confirmation of receipt has been received; provided, that notices not given on a business day (*i.e.*, Monday – Friday excluding Federal holidays) between 9:00 a.m. and 5:00 p.m. local time where the recipient is located shall be deemed to have been given at 9:00 a.m. on the next

business day for the recipient. CMS and AB may change their contact information for notices and other communications by providing thirty (30) Days' written notice of such change in accordance with this provision.

d. Assignment and Subcontracting. AB shall not assign this Agreement in whole or in part, whether by merger, acquisition, consolidation, reorganization or otherwise, nor subcontract any portion of the services to be provided by AB under this Agreement, nor otherwise delegate any of its obligations under this Agreement, without the express, prior written consent of CMS, which consent may be withheld, conditioned, granted or denied in CMS's sole and absolute discretion. AB further shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of CMS. If AB attempts to make an assignment, subcontract its service obligations or otherwise delegate its obligations hereunder in violation of this provision, such assignment, subcontract or delegation shall be deemed void *ab initio* and of no force or effect, and AB shall remain legally bound hereto and responsible for all obligations under this Agreement. AB shall further be thereafter subject to such compliance actions as may otherwise be provided for under applicable law.

e. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is determined to be invalid, unenforceable or otherwise illegal, such provision shall be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intention of the parties, and the remainder of the Agreement shall be in full force and effect.

f. Disclaimer of Joint Venture. Neither this Agreement nor the activities of AB contemplated by and under this Agreement shall be deemed or construed to create in any way any partnership, joint venture or agency relationship between CMS and AB. Neither CMS or AB is, nor shall either CMS or AB hold itself out to be, vested with any power or right to bind the other contractually or to act on behalf of the other, except to the extent expressly set forth in ACA and the regulations codified thereunder, including as codified at 45 CFR part 155.

g. Remedies Cumulative. No remedy herein conferred upon or reserved to CMS under this Agreement is intended to be exclusive of any other remedy or remedies available to CMS under operative law and regulation, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy now or hereafter existing at law or in equity or otherwise.

h. Governing Law. This Agreement shall be governed by the laws and common law of the United States of America, including without limitation such regulations as may be promulgated from time to time by the HHS or any of its constituent agencies, without regard to any conflict of laws statutes or rules. AB further agrees and consents to the

jurisdiction of the Federal Courts located within the District of Columbia and the courts of appeal therefrom, and waives any claim of lack of jurisdiction or *forum non conveniens*.

i. Amendment. AB acknowledges that during the term of this Agreement, CMS may amend this Agreement to incorporate any additional standards required by statute, regulation or policy implementing or interpreting such statutory or regulatory provisions. Notwithstanding the foregoing, should there be any conflict or inconsistency between the standards and obligations contained in this Agreement and any statutory, regulatory, or sub-regulatory guidance released by CMS, AB must comply with the statutory, regulatory, and sub-regulatory standards released by CMS.

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Incorrect Answer:
You have not accepted the terms and conditions of the Agent Broker General Agreement for the Federally-facilitated Exchange and/or State-based Exchange on the Federal Platform Individual Market. As a result, you will not be permitted to register as an agent or broker in the Federally-facilitated Marketplaces or the State-based Marketplace on the Federal Platform for the individual market.

Please carefully read the following Agreement and Appendices, which are incorporated by reference into the Agreement. By clicking "I Agree" when this option is made available to you, you understand this constitutes your electronic signature and you accept/agree to be bound by and abide by the terms and conditions of the Agreement. If you do not want to accept/agree to the terms and conditions of the Agreement, you must click "I Do Not Agree".

You can access the Appendices to this Agreement by clicking on the following links:

Appendix A

Appendix B

AGREEMENT BETWEEN AGENT OR BROKER AND THE CENTERS FOR MEDICARE & MEDICAID SERVICES FOR INDIVIDUAL MARKET FEDERALLY-FACILITATED EXCHANGES AND THE STATE-BASED EXCHANGES ON THE FEDERAL PLATFORM

THIS AGREEMENT ("Agreement") is entered into by and between THE CENTERS FOR MEDICARE & MEDICAID SERVICES ("CMS"), as the Party (as defined below) responsible for the management and oversight of the Federally-facilitated Exchanges* ("FFEs") and the Federal eligibility and enrollment platform by the State-based Exchanges on the Federal Platform** (SBE-FPs), including the CMS Data Services Hub ("Hub"), and the Agent, Broker, or entity who established this account and whose name appears on the Marketplace Learning Management System (MLMS) account (hereinafter referred to as "ABE"), and who , among other things, assists Consumers, Applicants, Qualified Individuals and Enrollees in applying for Advance Payments of the Premium Tax Credits ("APTCs") and Cost-sharing Reductions ("CSRs") for Qualified Health Plans ("QHPs"), and/or in completing enrollment in QHPs offered in the individual market through an FFE or SBE-FP, and provides Customer Service (CMS and ABE hereinafter referred to as "Party", or collectively, as the "Parties").

**References to the Federally-facilitated Exchanges equates to the Federally-facilitated Marketplaces*

*** References to the State-based Exchanges on the Federal Platform equates to the State-based Marketplaces on the Federal platform*

WHEREAS:

1. Section 1312(e) of the Affordable Care Act ("ACA") provides that the Secretary of the U.S. Department of Health and Human Services ("HHS") shall establish procedures that permit Agents and Brokers to enroll Qualified Individuals in QHPs through an Exchange, and to assist individuals in applying for Advance Payments of the Premium Tax Credit ("APTCs") and Cost-sharing Reductions ("CSRs"), to the extent allowed by States. To

participate in an FFE or SBE-FP, Agents and Brokers must complete all necessary registration and training requirements under 45 CFR 155.220.

2. To facilitate the operation of the FFEs and SBE-FPs, CMS desires to permit ABE to create, collect, disclose, access, maintain, store, or use their Personally Identifiable Information ("PII") from CMS, Consumers, Applicants, Qualified Individuals and Enrollees, or their legal representative or Authorized Representative, to the extent that these activities are necessary to carry out the Authorized Functions that the ACA and implementing regulations permit.

3. ABE is an entity or individual licensed by the applicable State Department of Insurance ("DOI") in at least one FFM or SBM-FP state who desires to create, collect, disclose, access, maintain, store, and use PII from CMS, Consumers, Applicants, Qualified Individuals and Enrollees to perform the Authorized Functions described in Sections II.a of this Agreement.

4. 45 CFR 155.260(b) provides that an Exchange must, among other things, require privacy and security standards that are consistent with the principles in 45 CFR 156.260(a)(1) through (a)(6), including being at least as protective as the standards the Exchange has established and implemented for itself under 45 CFR 155.260(a)(3), as a condition of contract or agreement with Non-Exchange Entities, and ABE is a Non-Exchange Entity.

5. CMS, in the administration of the FFEs and the Hub, as well as the Federal eligibility and enrollment platform relied upon by SBE-FPs, has adopted privacy and security standards concerning PII, as set forth in Appendix A, "Privacy and Security Standards and Implementation Specifications for Non-Exchange Entities."

Now, therefore, in consideration of the promises and covenants herein contained, the adequacy of which the Parties acknowledge, the Parties agree as follows.

I. Definitions.

Capitalized terms not otherwise specifically defined herein shall have the meaning set forth in the attached Appendix B, "Definitions." If the term is not defined herein or in the attached Appendix B, the definition in 45 CFR 155.20 shall apply.

II. Acceptance of Standard Rules of Conduct.

ABE hereby acknowledges and agrees to accept and abide by the standard rules of conduct set forth below and in Appendix A, "Privacy and Security Standards and Implementation Specifications for Non-Exchange Entities," which is incorporated by reference in this Agreement, while engaging in any activity as an Agent or Broker for purposes of the facilitating enrollment through the FFEs or SBE-FPs. ABE shall be bound to strictly adhere to the privacy and security standards, and to ensure that its Workforce that creates, collects, accesses, stores, maintains, discloses, or uses PII in the FFEs or SBE-FPs, strictly adhere to the same.

a. Authorized Functions. ABE may create, collect, disclose, access, maintain, store, and use PII for:

1. Assisting with applications for QHP eligibility;
2. Supporting QHP selection and enrollment by assisting with plan selection and plan comparisons;
3. Assisting with applications for the receipt of APTCs or CSRs, and selecting an APTC amount;
4. Facilitating the collection of standardized attestations acknowledging the receipt of the APTC or CSR determination, if applicable;
5. Assisting with the application for and determination of certificates of exemption;
6. Assisting with filing appeals of eligibility determinations in connection with the FFEs or SBE-FPs;
7. Transmitting information about the Consumer's, Applicant's, Qualified Individual's, or Enrollee's decisions regarding QHP enrollment and/or CSR and APTC information to the FFEs or SBE-FPs;
8. Facilitating payment of the initial premium amount to appropriate QHP;
9. Facilitating an Enrollee's ability to disenroll from a QHP; and
10. Educating Consumers, Applicants, or Enrollees on insurance affordability programs, and if applicable, informing such individuals of eligibility for Medicaid or Children's Health Insurance Program (CHIP).
11. Assisting an Enrollee's ability to report changes in eligibility status to the FFE or SBE-FP throughout the coverage year, including changes that may impact eligibility (e.g., adding a dependent);
12. Correcting errors in the application for QHP enrollment;
13. Informing or reminding Enrollees when QHP coverage should be renewed, when Enrollees may no longer be eligible to maintain their current QHP coverage because of age, or to inform Enrollees of coverage QHP options at renewal;
14. Providing appropriate information, materials, and programs to inform and educate Consumers, Applicants, Qualified Individuals, and Enrollees about the use and management of their health information and services and options offered through the selected QHP and among the available QHP options;
15. Contacting Consumers, Applicants, Qualified Individuals, and Enrollees to assess their satisfaction or resolve complaints with services provided by ABE in connection with the FFEs, SBE-FPs or QHPs;
16. Providing assistance in communicating with QHP Issuers;

17. Carrying out ABE's legal responsibilities related to QHP Issuer functions in the FFEs or SBE-FPs, as permitted or required by ABE's contractual relationships with QHP Issuers; and

18. Other functions substantially similar to those enumerated above and such other functions that shall may be approved by CMS in writing from time to time.

b. PII Received. Subject to the terms and conditions of this Agreement and applicable laws, in performing the tasks contemplated under this Agreement, ABE may create, collect, disclose, access, maintain, store, and use the following data and PII from Consumers, Applicants, Qualified Individuals, and Enrollees, or these individuals' legal representative or Authorized Representative, including but not limited to:

- APTC percentage and amount applied
- Auto disenrollment information
- Applicant Name
- Applicant Address
- Applicant Birthdate
- Applicant Telephone number
- Applicant Email
- Applicant Social Security Number
- Applicant spoken and written language preference
- Applicant Medicaid Eligibility indicator, start and end dates
- Applicant CHIP eligibility indicator, start and end dates
- Applicant QHP eligibility indicator, start and end dates
- Applicant APTC percentage and amount applied eligibility indicator, start and end dates
- Applicant household income
- Applicant Maximum APTC amount
- Applicant CSR eligibility indicator, start and end dates
- Applicant CSR level
- Applicant QHP eligibility status change
- Applicant APTC eligibility status change
- Applicant CSR eligibility status change
- Applicant Initial or Annual Open Enrollment Indicator, start and end dates
- Applicant Special Enrollment Period eligibility indicator and reason code
- Contact Name
- Contact Address
- Contact Birthdate
- Contact Telephone number
- Contact Email
- Contact spoken and written language preference
- Enrollment group history (past six months)
- Enrollment type period
- FFE Applicant ID

- FFE Member ID
- Issuer Member ID
- Net premium amount
- Premium Amount, start and end dates
- Credit or Debit Card Number, Name on Card
- Checking account and routing number
- Special enrollment period reason
- Subscriber Indicator and relationship to subscriber
- Tobacco use indicator and last date of tobacco use
- Custodial parent
- Health coverage
- American Indian/Alaska Native status and name of tribe
- Marital status
- Race/ethnicity
- Requesting financial assistance
- Responsible person
- Applicant/Employee/dependent sex name
- Student status
- Subscriber indicator and relationship to subscriber
- Total individual responsibility amount

c. Collection of PII. PII collected from Consumers, Applicants, Qualified Individuals, or Enrollees, or these individuals' legal representative or Authorized Representative, in the context of completing an application for QHP, APTC or CSR eligibility, or any data transmitted from or through the Hub, may be used only for the Authorized Functions specified in Section II.a of this Agreement. Such information may not be reused for any other purpose.

d. Collection and Use of Information Provided Under Other Authorities. This Agreement does not preclude ABE from separately collecting information from Consumers, Applicants, Qualified Individuals, or Enrollees, or their legal representative or Authorized Representative, for a non-FFE/non-SBE-FP/non-Hub purpose, and using, reusing, and disclosing such non-FFE/non-SBE-FP/non-Hub information obtained separately as permitted by applicable law and/or other applicable authorities. Such information must be separately collected and stored from any PII collected in accordance with Section II.c of this Agreement.

e. Ability of Consumer to Limit Collection and Use. ABE agrees to allow the Consumer, Applicant, Qualified Individual or Enrollee, or these individuals' legal representative or Authorized Representative, to limit the ABE's creation, collection, use, maintenance, storage, and disclosure of their PII to the sole purpose of obtaining ABE's assistance in applying for QHP, APTC or CSR eligibility, and for performing Authorized Functions specified in Section II.a of this Agreement.

III. Effective Date; Term and Renewal.

a. Effective Date and Term. This Agreement becomes effective on the date that ABE electronically executes this Agreement and ends on the day before the first day of the open enrollment period under 45 CFR 155.410(e)(2) for the benefit year beginning January 1, 2018.

b. Renewal. This Agreement may be renewed in the sole and absolute discretion of CMS for subsequent and consecutive one (1) year periods upon thirty (30) Days' advance written notice to ABE.

IV. Termination.

a. Termination without Cause. Either Party may terminate this Agreement without cause and for its convenience upon thirty (30) Days' prior written notice to the other Party. Consistent with 45 CFR 155.220(f), ABE must include the intended date of termination in its notice. If a date is not specified, or the date is not acceptable to CMS, CMS may set a different termination date that is no less than 30 days from the date on the ABE's notice of termination. This Agreement shall automatically terminate at the end of its term (unless renewed as provided for in Section III.b. of this Agreement) or in connection with the rejection of an amendment as provided for in Section VI.i. of this Agreement.

b. Termination for Cause. The termination of this Agreement for cause and the reconsideration of any such termination shall be governed by the termination and reconsideration standards adopted by the FFE under 45 CFR 155.220(g). Notwithstanding the foregoing, ABE shall be considered in "Habitual Default" of this Agreement in the event that it has been served with a non-compliance notice under 45 CFR 155.220(g) more than three (3) times in any calendar year, whereupon CMS may, in its sole discretion, immediately thereafter terminate this Agreement upon notice to ABE without any further opportunity to resolve the breach and/or non-compliance.

c. Termination for Failure to Maintain Valid State Licensure. ABE acknowledges and agrees that valid state licensure in each state in which ABE assists Consumers, Applicants, Qualified Individuals, or Enrollees in applying for or obtaining coverage under a qualified health plan through an FFE or SBE-FP is a precondition to ABE's authority under this Agreement. Accordingly, CMS may terminate this Agreement upon thirty (30) Days' prior written notice if ABE fails to maintain valid licensure in at least one FFE or SBE-FP state and in each state that ABE facilitates enrollment in a QHP through an FFE or SBE-FP. Any such termination shall be governed by the termination and reconsideration standards adopted by the FFE under 45 CFR 155.220(g).

V. Destruction of PII.

ABE covenants and agrees to destroy all PII in its possession at the end of the record retention period required under Appendix A. If, upon the termination or expiration of this Agreement, ABE has in its possession PII for which no retention period is specified in Appendix A, such PII shall be destroyed within 30 Days of the termination or expiration of this Agreement. ABE's duty to protect and maintain the privacy and security of PII, as provided for in Appendix A of this Agreement, shall continue in full force and effect until such PII is destroyed and shall survive the termination or expiration of this Agreement.

VI. Miscellaneous.

a. Notice. All notices specifically required under this Agreement shall be given in writing and shall be delivered as follows:

If to CMS:

Centers for Medicare & Medicaid Services (CMS)
Center for Consumer Information & Insurance Oversight (CCIIO)
Attn: Office of the Director
Room 739H
200 Independence Avenue, SW
Washington, DC 20201

If to ABE, to ABE'S address on record.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when the appropriate confirmation of receipt has been received; provided, that notices not given on a business day (*i.e.*, Monday – Friday excluding Federal holidays) between 9:00 a.m. and 5:00 p.m. local time where the recipient is located shall be deemed to have been given at 9:00 a.m. on the next business day for the recipient. Either Party to this Agreement may change its contact information for notices and other communications by providing 30 Days' written notice of such change in accordance with this provision.

b. Assignment and Subcontracting. ABE shall not assign this Agreement in whole or in part, whether by merger, acquisition, consolidation, reorganization or otherwise, nor subcontract any portion of the services to be provided by ABE under this Agreement, nor otherwise delegate any of its obligations under this Agreement, without the express, prior written consent of CMS, which consent may be withheld, conditioned, granted or denied in CMS's sole and absolute discretion. ABE further shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of CMS. If ABE attempts to make an assignment, subcontract its service obligations or otherwise delegate its obligations hereunder in violation of this provision, such assignment, subcontract or delegation shall be deemed void *ab initio* and of no force or effect, and ABE shall remain legally bound hereto and responsible

for all obligations under this Agreement. ABE shall further be thereafter subject to such compliance actions as may otherwise be provided for under applicable law.

c. Survival. ABE's duty to protect and maintain the privacy and security of PII under this Agreement shall survive the expiration or earlier termination of this Agreement.

d. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is determined to be invalid, unenforceable or otherwise illegal, such provision shall be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intention of the parties, and the remainder of the Agreement shall be in full force and effect.

e. Disclaimer of Joint Venture. Neither this Agreement nor the activities of ABE contemplated by and under this Agreement shall be deemed or construed to create in any way any partnership, joint venture or agency relationship between the Parties. Neither Party is, nor shall either Party hold itself out to be, vested with any power or right to bind the other Party contractually or to act on behalf of the other Party, except to the extent expressly set forth in ACA and the regulations codified thereunder, including as codified at 45 CFR part 155.

f. Remedies Cumulative. No remedy herein conferred upon or reserved to CMS under this Agreement is intended to be exclusive of any other remedy or remedies available to CMS under operative law and regulation, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy now or hereafter existing at law or in equity or otherwise.

g. Compliance with Law. ABE covenants and agrees to comply with any and all applicable laws, statutes, regulations or ordinances of the United States of America, and any Federal Government agency, board or court, that are applicable to the conduct of the activities that are the subject of this Agreement, including but not necessarily limited to, any additional and applicable standards required by statute, and any regulations or policies implementing or interpreting such statutory provisions hereafter issued by CMS. In the event of a conflict between the terms of this Agreement and, any statutory, regulatory, or sub-regulatory guidance released by CMS, the requirement which constitutes the stricter, higher or more stringent level of compliance shall control.

h. Governing Law. This Agreement will be governed by the laws and common law of the United States of America, including without limitation such regulations as may be promulgated from time to time by HHS or any of its constituent agencies, without regard to any conflict of laws statutes or rules. ABE further agrees and consents to the jurisdiction of the Federal Courts located within the District of Columbia and the courts of appeal therefrom, and waives any claim of lack of jurisdiction or *forum non conveniens*.

i. Amendment. CMS may amend this Agreement for purposes of reflecting changes in applicable law or regulations, with such amendments taking effect upon thirty (30)-Days' written notice to ABE ("CMS notice period"). Any amendments made under this provision will only have prospective effect and will not be applied retrospectively. ABE may reject such amendment, by providing to CMS, during the CMS notice period, thirty (30)-Days' written notice of its intent to reject the amendment ("rejection notice period"). Any such rejection of an amendment made by CMS shall result in the termination of this Agreement upon expiration of the rejection notice period.

j. Audit. ABE agrees that CMS, the Comptroller General, the Office of the Inspector General of HHS or their designees have the right to audit, inspect, evaluate, examine, and make excerpts, transcripts, and copies of any books, records, documents, and other evidence of ABE compliance with the requirements of this Agreement, upon reasonable notice to ABE and during ABE's regular business hours and at ABE's regular business location. ABE further agrees to allow reasonable access to the information and facilities requested by CMS, the Comptroller General, the Office of the Inspector General of HHS or their designees for the purpose of such an audit.

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Do you agree to accept the privacy and security terms and conditions of the Agreement between Agent or Broker and CMS for the Federally-facilitated Exchange and State-Based Exchange on the Federal Platform **Individual Market?**

Select "I Agree" to provide your electronic signature.

Select your response and then click **Submit**. After you have submitted your response, please close the window by clicking **'Exit'** in the upper right corner. This will ensure that your response is entered successfully.

- ○ I Agree
- ○ I Do Not Agree

Correct Answer:
You have accepted the terms and conditions of the Agreement between Agent or Broker and CMS for the Federally-facilitated Exchange and State-Based Exchange on the Federal Platform Individual Market. Your records will be updated accordingly to reflect your electronic signature.

Incorrect Answer:
You have not accepted the terms and conditions of the Agreement between Agent or Broker and CMS for the Federally-facilitated Exchange and the State-based Exchange on the Federal Platform Individual Market. As a result, you will not be registered as an agent or broker in the Federally-facilitated Marketplaces or the State-based Marketplaces on the Federal Platform for the Individual Marketplace.

APPENDIX A
PRIVACY AND SECURITY STANDARDS
AND
IMPLEMENTATION SPECIFICATIONS FOR NON-EXCHANGE ENTITIES

Statement of Applicability:

These standards and implementation specifications are established in accordance with Section 1411(g) of the Affordable Care Act (42 U.S.C. § 18081(g)) and 45 CFR 155.260. Capitalized terms not otherwise specifically defined herein shall have the meaning assigned in Appendix B, "Definitions." If the term isn't defined herein or in Appendix B, the definition in 45 CFR 155.20 shall apply.

The standards and implementation specifications that are set forth in this Appendix A are consistent with the principles in 45 CFR 155.260(a)(1) through (a)(6), including being at least as protective as the privacy and security standards and implementation specifications that we have established for the Federally-Facilitated Exchanges ("FFEs").

The FFEs will enter into contractual agreements with all Non-Exchange Entities that gain access to Personally Identifiable Information ("PII") exchanged with the FFEs or SBE-FPs, or directly from Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employees, and Qualified Employers, or these individuals' legal representatives or Authorized Representatives. That agreement and its appendices, including this Appendix A, govern any PII that is created, collected, disclosed, accessed, maintained, stored, or used by Non-Exchange Entities in the context of an FFE or SBE-FP. In signing that contractual agreement, in which this Appendix A has been incorporated, Non-Exchange Entities agree to comply with the standards and implementation specifications laid out in this document and the applicable standards, controls, and applicable implementation specifications within the privacy and security standards as established by the FFEs under 155.260(a)(3) and as applicable to non-Exchange entities under 155.260(b)(3) while performing the Authorized Functions outlined in their respective agreements.

NON-EXCHANGE ENTITY PRIVACY AND SECURITY STANDARDS AND IMPLEMENTATION SPECIFICATIONS

Non-Exchange Entities must meet the following privacy and security standards.

(1) *Individual Access to PII: In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities that maintain and/or store PII must provide Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employees, and Qualified Employers, or these individuals' legal representatives and Authorized Representatives, with a simple and timely means of appropriately accessing PII pertaining to them and/or the person they represent in a physical or electronic readable form and format.*

a. Standard: Non-Exchange Entities that maintain and/or store PII must implement policies and procedures that provide access to PII upon request.

i. Implementation Specifications:

1. Access rights must apply to any PII that is created, collected, disclosed, accessed, maintained, stored, and used by the Non-Exchange Entity to perform any of the Authorized Functions outlined in their respective agreements with CMS.

2. The release of electronic documents containing PII through any electronic means of communication (e.g., e-mail, web portal) must meet the verification requirements for the release of "written documents" in Section (5)b. below.

3. Persons legally authorized to act on behalf of the Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employees, and Qualified Employers regarding their PII, including individuals acting under an appropriate power of attorney that complies with applicable state and federal law, must be granted access in accordance with their legal authority. Such access would generally be expected to be coextensive with the degree of access available to the Subject Individual.

4. At the time the request is made, the Consumer, Applicant, Qualified Individual, Enrollee, or these individuals' legal representatives or Authorized Representatives should generally be required to specify which PII he or she would like access to. The Non-Exchange Entity may assist them in determining their Information or data needs if such assistance is requested.

5. Subject to paragraphs (1)a.i.6. and 7. below, Non-Exchange Entities generally must provide access to the PII in the form or format requested, if it is readily producible in such form or format.

6. The Non-Exchange Entity may charge a fee only to recoup their costs for labor for copying the PII, supplies for creating a paper copy or a

copy on electronic media, postage if the PII is mailed, or any costs for preparing an explanation or summary of the PII if the recipients has requested and/or agreed to receive such summary. If such fees are paid, the Non-Exchange Entity must provide the requested copies in accordance with any other applicable standards and implementation specifications.

7. A Non-Exchange Entity that receives a request for notification of, or access to PII must verify the requestor's identity in accordance with Section (5)b. below.

8. A Non-Exchange Entity must complete its review of a request for access or notification (and grant or deny said notification and/or access) within 30 days of receipt of the notification and/or access request.

9. Except as otherwise provided in (1)a.i.10., if the requested PII cannot be produced, the Non-Exchange Entity must provide an explanation for its denial of the notification or access request, and, if applicable, information regarding the availability of any appeal procedures, including the appropriate appeal authority's name, title, and contact information.

10. Unreviewable grounds for denial. Non-Exchange Entities may deny access to PII that they maintain or store without providing an opportunity for review, in the following circumstances:
    A. If the PII was obtained or created solely for use in legal proceedings;
    B. If the PII is contained in records that are subject to a law that either permits withholding the PII or bars the release of such PII.

(2) <u>*Openness and Transparency*</u>*. In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities must ensure openness and transparency about policies, procedures, and technologies that directly affect Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employers, and Qualified Employees, and their PII.*

a. <u>Standard: Privacy Notice Statement</u>. Prior to collecting PII, the Non-Exchange Entity must provide a notice that is prominently and conspicuously displayed on a public facing Web site, if applicable, or on the electronic and/or paper form the Non-Exchange Entity will use to gather and/or request PII.

i. <u>Implementation Specifications.</u>

1. The statement must be written in plain language and provided in a manner that is accessible and timely to people living with disabilities and with limited English proficiency.

2. The statement must contain at a minimum the following information:

    A. Legal authority to collect PII;
    B. Purpose of the information collection;
    C. To whom PII might be disclosed, and for what purposes;
    D. Authorized uses and disclosures of any collected information;
    E. Whether the request to collect PII is voluntary or mandatory under the applicable law;
    F. Effects of non-disclosure if an individual chooses not to provide the requested information.

3. The Non-Exchange Entity shall maintain its Privacy Notice Statement content by reviewing and revising as necessary on an annual basis, at a minimum, and before or as soon as possible after any change to its privacy policies and procedures.

If the Non-Exchange Entity operates a Web site, it shall ensure that descriptions of its privacy and security practices, and information on how to file complaints with CMS and the Non-Exchange Entity, are publicly available through its Web site.

(3) *Individual choice. In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities should ensure that Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employees, and Qualified Employers, or these individuals' legal representatives or Authorized Representatives, are provided a reasonable opportunity and capability to make informed decisions about the creation, collection, disclosure, access, maintenance, storage, and use of their PII.*

a. Standard: Informed Consent. The Non-Exchange Entity may create, collect, disclose, access, maintain, store, and use PII from Consumers, Applicants, Qualified Individuals, Enrollees, or these individuals' legal representatives or Authorized Representatives, only for the functions and purposes listed in the Privacy Notice Statement and any relevant agreements in effect as of the time the information is collected, unless the FFE, SBE-FP or Non-Exchange Entity obtains informed consent from such individuals.

    i. Implementation specifications:

        1. The Non-Exchange Entity must obtain informed consent from individuals for any use or disclosure of information that is not permissible within the scope of the Privacy Notice Statement and any relevant agreements that were in effect as of the time the PII was collected. Such consent must be subject to a right of revocation.

        2. Any such consent that serves as the basis of a use or disclosure must:

            A. Be provided in specific terms and in plain language;

B. Identify the entity collecting or using the PII, and/or making the disclosure;
C. Identify the specific collections, use(s), and disclosure(s) of specified PII with respect to a specific recipient(s);
D. Provide notice of an individual's ability to revoke the consent at any time.

3. Consent documents must be appropriately secured and retained for 10 years.

(4) *Creation, collection, disclosure, access, maintenance, storage, and use limitations. In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities must ensure that PII is only created, collected, disclosed, accessed, maintained, stored, and used, to the extent necessary to accomplish a specified purpose(s) in the contractual agreement and any appendices. Such information shall never be used to discriminate against a Consumer, Applicant, Qualified Individual, Enrollee, Qualified Employee, or Qualified Employer.*

a. Standard: Other than in accordance with the consent procedures outlined above, the Non-Exchange Entity shall only create, collect, disclose, access, maintain, store, and use PII:

i. To the extent necessary to ensure the efficient operation of the Exchange;

ii. In accordance with its published Privacy Notice Statement and any applicable agreements that were in effect at the time the PII was collected, including the consent procedures outlined above in Section (3) above; and/or

iii. In accordance with the permissible functions outlined in the regulations and agreements between CMS and the Non-Exchange Entity.

b. Standard: Non-discrimination. The Non-Exchange Entity should, to the greatest extent practicable, collect PII directly from the Consumer, Applicant, Qualified Individual, Enrollee, Qualified Employee, or Qualified Employer, when the information may result in adverse determinations about benefits.

c. Standard: Prohibited uses and disclosures of PII

i. Implementation Specifications:

1. The Non-Exchange Entity shall not request Information regarding citizenship, status as a national, or immigration status for an individual who is not seeking coverage for himself or herself on any application.
2. The Non-Exchange Entity shall not require an individual who is not seeking coverage for himself or herself to provide a Social Security number (SSN), except if an Applicant's eligibility is reliant on a tax

filer's tax return and their SSN is relevant to verification of household income and family size.

3. The Non-Exchange Entity shall not use PII to discriminate, including employing marketing practices or benefit designs that will have the effect of discouraging the enrollment of individuals with significant health needs in QHPs.

(5) *Data quality and integrity. In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities should take reasonable steps to ensure that PII is complete, accurate, and up-to-date to the extent such data is necessary for the Non-Exchange Entity's intended use of such data, and that such data has not been altered or destroyed in an unauthorized manner, thereby ensuring the confidentiality, integrity, and availability of PII.*

a. Standard: Right to Amend, Correct, Substitute, or Delete PII. In keeping with the standards and implementation specifications used by the FFEs and SBE-FPs, Non-Exchange Entities must offer Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employees, and Qualified Employers, or these individuals' legal representatives or Authorized Representatives, an opportunity to request amendment, correction, substitution, or deletion of PII maintained and/or stored by the Non-Exchange Entity if such individual believes that the PII is not accurate, timely, complete, relevant, or necessary to accomplish an Exchange-related function, except where the Information questioned originated from other sources, in which case the individual should contact the originating source.

i. Implementation Specifications:

1. Such individuals shall be provided with instructions as to how they should address their requests to the Non-Exchange Entity's Responsible Official, in writing or telephonically. They may also be offered an opportunity to meet with such individual or their delegate(s) in person.

2. Such individuals shall be instructed to specify the following in each request:

A. The PII they wish to correct, amend, substitute or delete;
B. The reasons for requesting such correction, amendment, substitution, or deletion, along with any supporting justification or evidence.

3. Such requests must be granted or denied within no more than 10 working days of receipt.

4. If the Non-Exchange Entity (or their delegate) reviews these materials and ultimately agrees that the identified PII is not accurate, timely, complete, relevant or necessary to accomplish the function for which

the PII was obtained/provided, the PII should be corrected, amended, substituted, or deleted in accordance with applicable law.

5. If the Non-Exchange Entity (or their delegate) reviews these materials and ultimately does not agree that the PII should be corrected, amended, substituted, or deleted, the requestor shall be informed in writing of the denial, and, if applicable, the availability of any appeal procedures. If available, the notification must identify the appropriate appeal authority including that authority's name, title, and contact information.

b. Standard: Verification of Identity for Requests to Amend, Correct, Substitute or Delete PII. In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities that maintain and/or store PII must develop and implement policies and procedures to verify the identity of any person who requests access to; notification of; or amendment, correction, substitution, or deletion of PII that is maintained by or for the Non-Exchange Entity. This includes confirmation of an individuals' legal or personal authority to access; receive notification of; or seek amendment, correction, substitution, or deletion of a Consumer's, Applicant's, Qualified Individuals', Enrollee's, Qualified Employee's, or Qualified Employer's PII.

i. Implementation Specifications:

1. The requester must submit through mail, via an electronic upload process, or in-person to the Non-Exchange Entity's Responsible Official, a copy of one of the following government-issued identification: a driver's license, school identification card, voter registration card, U.S. military card or draft record, identification card issued by the federal, state or local government, including a U.S. passport, military dependent's identification card, Native American tribal document, or U.S. Coast Guard Merchant Mariner card.

2. If such requester cannot provide a copy of one of these documents, he or she can submit two of the following documents that corroborate one another: a birth certificate, Social Security card, marriage certificate, divorce decree, employer identification card, high school or college diploma, and/or property deed or title.

c. Standard: Accounting for Disclosures. Except for those disclosures made to the Non-Exchange Entity's Workforce who have a need for the record in the performance of their duties; and the disclosures that are necessary to carry out the required functions of the Non-Exchange Entity, Non-Exchange Entities that maintain and/or store PII shall maintain an accounting of any and all disclosures.

i. Implementation Specifications:

1. The accounting shall contain the date, nature, and purpose of such disclosures, and the name and address of the person or agency to whom the disclosure is made
2. The accounting shall be retained for at least 10 years after the disclosure, or the life of the record, whichever is longer.
3. Notwithstanding exceptions in Section (1)a.10, this accounting shall be available to Consumers, Applicants, Qualified Individuals, Enrollees, Qualified Employees, Qualified Employers, or these individuals' legal representatives or Authorized Representatives, on their request per the procedures outlined under the access standards in Section (1) above.

(6) *Accountability. In keeping with the standards and implementation specifications used by the FFE, Non-Exchange Entities should adopt and implement the privacy and security standards as established by the FFE under 155.260(a)(3) and as applicable to non-Exchange entities under 155.260(b)(3), in a manner that ensures appropriate monitoring and other means and methods to identify and report Incidents and/or Breaches.*

a. Standard: Reporting. The Non-Exchange Entity must implement Breach and Incident handling procedures that are consistent with CMS' Incident and Breach Notification Procedures[1] and memorialized in the Non-Exchange Entity's own written policies and procedures. Such policies and procedures would:

   i. Identify the Non-Exchange Entity's Designated Privacy Official, if applicable, and/or identify other personnel authorized to access PII and responsible for reporting and managing Incidents or Breaches to CMS.

   ii. Provide details regarding the identification, response, recovery, and follow-up of Incidents and Breaches, which should include information regarding the potential need for CMS to immediately suspend or revoke access to the Hub for containment purposes; and

   iii. Require reporting any Incident or Breach of PII to the CMS IT Service Desk by telephone at (410) 786-2580 or 1-800-562-1963 or via email notification at cms_it_service_desk@cms.hhs.gov within one hour of discovery.

b. Standard: Standard Operating Procedures. The Non-Exchange Entity shall incorporate privacy and security standards and implementation specifications, where appropriate, in its standard operating procedures that are associated with functions involving the creation, collection, disclosure, access, maintenance, storage, or use of PII.

   i. Implementation Specifications:

[1] Available at http://www.cms.gov/Research-Statistics-Data-and-Systems/CMS-Information-Technology/InformationSecurity/Downloads/RMH_VIII_7-1_Incident_Handling_Standard.pdf

1. The privacy and security standards and implementation specifications shall be written in plain language and shall be available to all of the Non-Exchange Entity's Workforce members whose responsibilities entail the creation, collection, maintenance, storage, access, or use of PII.
2. The procedures shall ensure the Non-Exchange Entity's cooperation with CMS in resolving any Incident or Breach, including (if requested by CMS) the return or destruction of any PII files it received under the Agreement; the provision of a formal response to an allegation of unauthorized PII use, reuse or disclosure; and/or the submission of a corrective action plan with steps designed to prevent any future unauthorized uses, reuses or disclosures.
3. The standard operating procedures must be designed and implemented to ensure the Non-Exchange Entity and its Workforce comply with the standards and implementation specifications contained herein, and must be reasonably designed, taking into account the size and the type of activities that relate to PII undertaken by the Non-Exchange Entity, to ensure such compliance.

c. Standard: Training and Awareness. The Non-Exchange Entity shall develop training and awareness programs for members of its Workforce that create, collect, disclose, access, maintain, store, and use PII while carrying out any Authorized Functions.

i. Implementation Specifications:

1. The Non-Exchange Entity must require such individuals to successfully complete privacy and security training, as appropriate for their work duties and level of exposure to PII, prior to when they assume responsibility for/have access to PII.
2. The Non-Exchange Entity must require periodic role-based training on an annual basis, at a minimum.
3. The successful completion by such individuals of applicable training programs, curricula, and examinations offered through the FFE is sufficient to satisfy the requirements of this paragraph.

(7) *Safeguarding PII. In keeping with the standards and implementation specifications used by the FFE, a Non-Exchange Entity must ensure that PII is protected with reasonable operational, administrative, technical, and physical safeguards to ensure its confidentiality, integrity, and availability and to prevent unauthorized or inappropriate access, use, or disclosure.*

a. Standard: Security Controls. The Non-Exchange Entity is required to establish and implement operational, technical, administrative and physical safeguards that are consistent with any applicable laws and ensure that:

i. PII is only used by or disclosed to those authorized to receive or view it;

ii. PII is protected against any reasonably anticipated threats or hazards to the confidentiality, integrity, and availability of such information;

iii. PII is protected against any reasonably anticipated uses or disclosures of such information that are not permitted or required by law; and

iv. PII is securely destroyed or disposed of in an appropriate and reasonable manner and in accordance with retention schedules.

b. Standard: Required Monitoring of Security Controls. A Non-Exchange Entity must monitor, periodically assess, and update its security controls and related system risks to ensure the continued effectiveness of those controls.

c. Standard: A Non-Exchange Entity must develop and utilize secure electronic interfaces when transmitting PII electronically.

APPENDIX B
DEFINITIONS

This Appendix defines terms that are used in the Agreement and other Appendices. Any capitalized term used in the Agreement or Appendices that are not defined therein and not defined here has the meaning provided in 45 CFR 155.20.

(1) **Affordable Care Act (ACA)** means the Patient Protection and Affordable Care Act (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which are referred to collectively as the Affordable Care Act.

(2) **Access** means availability of a SORN Record to a subject individual.

(3) **Advance Payments of the Premium Tax Credit (APTC)** has the meaning set forth in 45 CFR 155.20.

(4) **Agent** or **Broker** has the meaning set forth in 45 CFR 155.20.

(5) **Applicant** has the meaning set forth in 45 CFR 155.20.

(6) **Application Filer** has the meaning set forth in 45 CFR 155.20.

(7) **Authorized Function** means a task performed by a Non-Exchange Entity that the Non-Exchange Entity is explicitly authorized or required to perform based on applicable law or regulation, and as enumerated in the Agreement that incorporates this Appendix B.

(8) **Authorized Representative** means a person or organization meeting the requirements set forth in 45 CFR 155.227.

(9) **Breach** is defined by OMB Memorandum M-07-16, Safeguarding and Responding to the Breach of Personally Identifiable Information (May 22, 2007), as the compromise, unauthorized disclosure, unauthorized acquisition, unauthorized access, loss of control or any similar term or phrase that refers to situations where persons other than authorized users or for an other than authorized purpose have access or potential access to Personally Identifiable Information (PII), whether physical or electronic.

(10) **CCIIO** means the Center for Consumer Information and Insurance Oversight within the Centers for Medicare & Medicaid Services (CMS).

(11) **Certified Application Counselor** means an organization, staff person, or volunteer meeting the requirements set forth in 45 CFR 155.225.

(12) **CMS** means the Centers for Medicare & Medicaid Services.

(13) **CMS Companion Guides** means a CMS-authored guide, available on the CMS web site, which is meant to be used in conjunction with and supplement relevant implementation guides published by the Accredited Standards Committee.

(14) **CMS Data Services Hub (Hub)** is the CMS Federally-managed service to interface data among connecting entities, including HHS, certain other Federal agencies, and State Medicaid agencies.

(15) **CMS Data Services Hub Web Services (Hub Web Services)** means business and technical services made available by CMS to enable the determination of certain eligibility and enrollment or Federal financial payment data through the Federally-facilitated Exchange or State-based Exchange on the Federal Platform website, including the collection of personal and financial information necessary for Consumer, Applicant, Qualified Individual, Qualified Employer, Qualified Employee, or Enrollee account creations; Qualified Health Plan (QHP) application submissions; and Insurance Affordability Program eligibility determinations.

(16) **CMS Companion Guide** means a CMS-authored guide, available on the CMS web site, which is meant to be used in conjunction with and supplement relevant implementation guides published by the Accredited Standards Committee.

(17) **Compliance and Oversight Activities** are the routine activities and processes conducted by a QHP Issuer as related to ensuring operational integrity, including but not limited to internal reviews and audits of business procedures and processes and maintaining records as required by State or Federal law.

(18) **Consumer** means a person who, for himself or herself, or on behalf of another individual, seeks information related to eligibility or coverage through a Qualified Health Plan (QHP) or other Insurance Affordability Program, or whom an agent or broker (including Web-brokers), Navigator, Issuer, Certified Application Counselor, or other entity assists in applying for a coverage through QHP, applying for APTCs and CSRs, and/or completing enrollment in a QHP through the Federally-facilitated Exchanges or State-based Exchanges on the Federal Platform for individual market coverage.

(19) **Controlling Health Plan (CHP) has the meaning set forth in 45 CFR 162.103.**

(20) **Cost-sharing Reduction (CSR)** has the meaning set forth in 45 CFR 155.20.

(21) **Customer Service** means assistance regarding Health Insurance Coverage provided to a Consumer, Applicant, Qualified Individual, Qualified Employer, or Qualified Employee, including but not limited to responding to questions and complaints and providing information about Health Insurance Coverage and enrollment processes in connection with an FFE or SBE-FP.

(22) **Day or Days** means calendar days unless otherwise expressly indicated in the relevant provision of the Agreement that incorporates this Appendix B.

(23) **Department of Insurance (DOI)** means the State agency or regulatory authority that, among other things, licenses, oversees, and regulates Issuers, Agents, and Brokers, as applicable.

(24) **Designated Privacy Official** means a contact person or office responsible for receiving complaints related to Breaches or Incidents, able to provide further information about matters covered by the notice, responsible for the development and implementation of the privacy and security policies and procedures of the Non-Exchange Entity, and ensuring the Non-Exchange Entity has in place appropriate safeguards to protect the privacy and security of PII.

(25) **Enrollee** has the meaning set forth in 45 CFR 155.20.

(26) **Enrollment Reconciliation** is the process set forth in 45 CFR 155.400(d).

(27) **Exchange** has the meaning set forth in 45 CFR 155.20.

(28) **Federally-facilitated Exchange (FFE)** means an **Exchange** (or **Marketplace**) established by HHS and operated by CMS under Section 1321(c)(1) of the ACA for individual or small group market coverage, including the Federally-facilitated Small Business Health Options Program **(FF-SHOP)**. **Federally-facilitated Marketplace (FFM)** has the same meaning as FFE.

(29) **Federal Privacy Impact Assessment (PIA)** is an analysis of how information is handled: (i) to ensure handling conforms to applicable legal, regulatory, and policy requirements regarding privacy; (ii) to determine the risks and effects of collecting, maintaining and disseminating information in identifiable form in an electronic information system; and (iii) to examine and evaluate protections and alternative processes for handling information to mitigate potential privacy risks, as defined in OMB Memorandum M-03-22, OMB Guidance for Implementing the Privacy Provisions of the E-Government Act of 2002 (September 26, 2003).

(30) **Health Insurance Coverage** has the meaning set forth in 45 CFR 155.20.

(31) **Health Insurance Exchanges Program (HIX)** means the System of Records that CMS uses in the administration of the FFE. As a System of Records, the use and disclosure of the SORN Records maintained by the HIX must comply with the Privacy Act of 1974, the implementing regulations at 45 CFR Part 5b, and the "routine uses" that were established for the HIX in the Federal Register at 78 Fed.Reg. 8538 (February 6, 2013), and amended by 78 Fed.Reg. 32256 (May 29, 2013).

(32) **HHS** means the U.S. Department of Health & Human Services.

(33) **Health Insurance Portability and Accountability Act (HIPAA)** means the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and its implementing regulations.

(34) **Incident**, or **Security Incident**, means the act of violating an explicit or implied security policy, which includes attempts (either failed or successful) to gain unauthorized access to a system or its data, unwanted disruption or denial of service, the unauthorized use of a system for the processing or storage of data; and changes to system hardware, firmware, or software characteristics without the owner's knowledge, instruction, or consent.

(35) **Information** means any communication or representation of knowledge such as facts, data, or opinions in any medium or form, including textual, numerical, graphic, cartographic, narrative, or audiovisual.

(36) **Insurance Affordability Program** means a program that is one of the following:

(1) A State Medicaid program under title XIX of the Social Security Act.

(2) A State children's health insurance program (CHIP) under title XXI of the Social Security Act.

(3) A State basic health program established under section 1331 of the Affordable Care Act.

(4) A program that makes coverage in a Qualified Health Plan through the Exchange with Advance Payments of the Premium Tax Credit established under section 36B of the Internal Revenue Code available to Qualified Individuals.

(5) A program that makes available coverage in a Qualified Health Plan through the Exchange with Cost-sharing Reductions established under section 1402 of the Affordable Care Act.

(37) **Issuer** has the meaning set forth in 45 CFR 144.103.

(38) **Non-Exchange Entity** has the meaning at 45 CFR 155.260(b), including but not limited to Navigators, agents, and brokers.

(39) **OMB** means the Office of Management and Budget.

(40) **Personally Identifiable Information (PII)** has the meaning contained in OMB Memoranda M-07-16 (May 22, 2007) and means information which can be used to distinguish or trace an individual's identity, such as their name, Social Security number, biometric records, *etc.*, alone, or when combined with other personal or identifying information that is linked or linkable to a specific individual, such as date and place of birth, mother's maiden name, etc.

(41) **Qualified Employee** has the meaning set forth in 45 CFR 155.20.

(42) **Qualified Employer** has the meaning set forth in 45 CFR 155.20.

(43) **Qualified Health Plan (QHP)** has the meaning set forth in 45 CFR 155.20.

(44) **Qualified Individual** has the meaning set forth in 45 CFR 155.20.

(45) **Responsible Official** means an individual or officer responsible for managing a Non-Exchange Entity or Exchange's records or information systems, or another individual designated as an individual to whom requests can be made, or the designee of either such officer or individual who is listed in a Federal System of Records Notice as the system manager, or another individual listed as an individual to whom requests may be made, or the designee of either such officer or individual.

(46) **Security Control** means a safeguard or countermeasure prescribed for an information system or an organization designed to protect the confidentiality, integrity, and availability of its information and to meet a set of defined security requirements.

(47) **State** means a State that has licensed the Agent, Broker or Web-broker that is a party to this Agreement and in which the Agent, Broker or Web-broker is operating.

(48) **State-based Exchange on the Federal Platform (SBE-FP)** means an **Exchange** (or **Marketplace**) established by a State that receives approval under 45 CFR 155.106(c) to utilize the Federal platform to support select eligibility and enrollment functions. **State-based Marketplace on the Federal Platform (SBM-FP)** has the same meaning as SBE-FP.

(49) **State Partnership Exchange** means a type of FFE in which a State assumes responsibility for carrying out certain activities related to plan management, consumer assistance, or both.

(50) **Subhealth Plan (SHP)** has the meaning set forth in 45 CFR 162.103.

(51) **Subject Individual** means that individual to whom a SORN Record pertains.

(52) **System of Records** means a group of Records under the control of any Federal agency from which information is retrieved by name of the individual or by some identifying number, symbol, or other identifying particular assigned to the individual.

(53) **System of Records Notice (SORN)** means a notice published in the Federal Register notifying the public of a System of Records maintained by a Federal agency. The notice describes privacy considerations that have been addressed in implementing the system.

(54) **System of Record Notice (SORN) Record** means any item, collection, or grouping of information about an individual that is maintained by an agency, including but not limited to that individual's education, financial transactions, medical history, and criminal or employment history and that contains that individual's name, or an identifying number, symbol, or the identifying number, symbol, or other identifying particular assigned to the

individual, such as a finger or voice print or a photograph, that is part of a System of Records.

(55) **Trading Partner** means an entity that exchanges enrollment or financial management data with a Hub contractor.

(56) **Web-broker** means an agent or broker who uses a non-Federally-facilitated Exchange internet web site to assist Consumers, Applicants, Qualified Individuals, and Enrollees in the QHP selection and enrollment process as described in 45 CFR 155.220(c).

(57) **Workforce** means a Non-Exchange Entity's, FFE's or SBE-FP's employees, agents, contractors, subcontractors, officers, directors, agents, representatives, and any other individual who may create, collect, disclose, access, maintain, store, or use PII in the performance of his or her duties.